EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                              STATE/PROVINCE OF
           NAME                                               INCORPORATION
---------------------------------                             -----------------

Cintas Corporation - East Coast                               Massachusetts

Cintas Corporation - Ohio                                     Ohio

Cintas Corporation No. 1                                      Ohio

Cintas Corp. No. 5                                            Michigan

Cintas Corp. No. 13                                           Pennsylvania

Cintas Corporation No. 41                                     Maryland

Cintas Sales Corporation                                      Ohio

Cintas Corp. No. 45                                           North Carolina

Corporate Business Services, Inc.                             Illinois

Cintas - R.U.S., Inc.                                         South Carolina

Cintas Cleaning Services, Inc.                                Ohio

Cintas Executive Services, Inc.                               Nevada

Cadet Uniform Services Limited                                Ontario, Canada

Cintas Investment Corp.                                       Ontario, Canada

910946 Ontario, Inc.                                          Ontario, Canada

Respond Industries, Inc.                                      Colorado

American First Aid Company                                    Maryland

1202327 Ontario, Inc.                                         Ontario, Canada